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                                                                     EXHIBIT 5.1



 (713) 758-3381                                                 (713) 615-5536


                                January 28, 1999




Seagull Energy Corporation
1001 Fannin
Suite 1700
Houston, Texas 77060

Ladies and Gentlemen:

         We have acted as counsel for Seagull Energy Corporation, a Texas corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to a proposed offering and sale of up to an aggregate of 2,500,000 shares (the "Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of the Company pursuant to the Seagull Energy Corporation 1998 Omnibus Stock Plan (the "Plan").

         Before rendering our opinion, we examined certain corporate records of the Company, including its Articles of Incorporation, its Bylaws and certain resolutions of the Board of Directors of the Company. We also examined the Registration Statement, together with the exhibits thereto, and such certificates of officers of the Company, the Plan and other documents and records as we have deemed necessary for the purposes of this opinion. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

         Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Plan have been validly authorized for issuance and, when the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and the Shares are issued and paid for in accordance with the terms of the Plan, the Shares so issued will be validly issued, fully paid and nonassessable.




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Seagull Energy Corporation
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January 28, 1999

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder. For purposes of this opinion, we assume that the securities to be issued pursuant to the Registration Statement will be issued in compliance with all applicable state securities or Blue Sky laws.

                                                     Very truly yours,



                                                     VINSON & ELKINS L.L.P